Exhibit A

Joint Filing Agreement

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the Common Stock of Open Lending Corporation shall be filed on behalf of the undersigned.

SCOGGIN INTERNATIONAL FUND LTD.

By: Scoggin Management LP, its Investment Manager

By: Scoggin GP LLC, its General Partner

By: /s/ Craig Effron

Name: Craig Effron

Title: Co-Managing Member

SCOGGIN MANAGEMENT LP

By: Scoggin GP LLC, its General Partner

By: /s/ Craig Effron

Name: Craig Effron

Title: Co-Managing Member

SCOGGIN GP LLC

By: /s/ Craig Effron

Name: Craig Effron

Title: Co-Managing Member

/s/ Curtis Schenker

Curtis Schenker

/s/ Craig Effron

Craig Effron

Dated: April 18, 2025